Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
EMISPHERE TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)
DELAWARE
(State of other jurisdiction of incorporation or organization)
13-3306985
(IRS Employer Identification Number)
240 Cedar Knolls Road, Suite 200
Cedar Knolls, NJ 07927
(978) 532-8000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Michael V. Novinski
President and Chief Executive Officer
Emisphere Technologies, Inc.
240 Cedar Knolls Road, Suite 200
Cedar Knolls, NJ 07927
(978) 532-8000
With a copy to:
Timothy C. Maguire, Esq.
Brown Rudnick LLP
One Financial Center
Boston, MA 02111
(617) 856-8200
(Name, address, including zip code, and telephone number, including area code, of agent for service)
     Approximate date of commencement of proposed sale to the public: From time to time or at one time after the effective date of this Registration Statement as determined by the Registrant.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☑ 333-146212
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I. D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I. D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

Proposed
Maximum
Title of Each Class		Offering	Proposed Maximum	Amount of
of Securities to	Amount to be	Price Per	Aggregate	Registration
be Registered	Registered	Unit (1)	Offering Price	Fee(2)
Common Stock, par value $0.01 per share	—	$—	—	—
Warrants	—	—	—	—
Total Registration Fee	1,400,000	$0.70	$980,000	$54.68

(1)	Based on the public offering price of $0.70 per unit.

(2)	The registrant previously registered 7,000,000 shares of its common stock, with a proposed maximum aggregate offering price of $29,610,000, pursuant to a registration statement on Form S-3 (SEC File No. 333-146212) for which the registrant paid a registration fee of $909.03.

PART II
Item 16. Exhibits
SIGNATURES
INDEX TO EXHIBITS
Ex-5.1 Opinion of Brown Rudnick LLP
Ex-23.2 Consent of PricewaterhouseCoopers LLP

Explanatory Note
This Registration Statement on Form S-3 is being filed by Emisphere Technologies, Inc. pursuant to Rule 462(b) and General Instruction IV of Form S-3, both as promulgated under the Securities Act of 1933, as amended, with respect to the registration of an additional 1,400,000 shares of its common stock, par value $0.01 per share. The contents of the Registration Statement on Form S-3 (File No. 333-146212), filed by Emisphere Technologies, Inc. with the Securities and Exchange Commission, which was declared effective on October 1, 2007, is incorporated by reference into, and shall be deemed part of, this Registration Statement. The required opinion and consent are listed on an Exhibit Index attached hereto and filed herewith.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 16. Exhibits.
     All exhibits filed with or incorporated by reference in Registration Statement No. 333-146212 are incorporated by reference into, and shall be deemed to be a part of, this Registration Statement, except for the following, which are filed herewith.
     The following exhibits are filed with or incorporated by reference into this registration statement.

Exhibit
Number	Description

5.1	Opinion of Brown Rudnick LLP

23.1	Consent of Brown Rudnick LLP (included in Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP

24.1	Power of Attorney (included on signature page)

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cedar Knolls, State of New York on August 19, 2009.

EMISPHERE TECHNOLOGIES INC

By:	/s/ Michael V. Novinski
Michael V. Novinski
President and Chief Executive Officer
POWER OF ATTORNEY
     Each person whose signature appears below constitutes and appoints Michael V. Novinski and Michael R. Garone, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the dates indicated:

NAME AND SIGNATURE	TITLE	DATE
/s/ Michael V. Novinski Michael V. Novinski	President and Chief Executive Officer (principal executive officer)	August 19, 2009
/s/ Franklin M. Berger Franklin M. Berger, C.F.A.	Director	August 19, 2009

NAME AND SIGNATURE	TITLE	DATE
/s/ John D. Harkey, Jr. John D. Harkey, Jr.	Director	August 19, 2009
/s/ Kenneth I. Moch Kenneth I. Moch	Director	August 19, 2009
/s/ Michael Weiser Michael Weiser, M.D.	Director	August 19, 2009
/s/ Michael R. Garone Michael R. Garone	Chief Financial Officer (principal accounting officer)	August 19, 2009

INDEX TO EXHIBITS
The following exhibits are filed with or incorporated by reference into this registration statement.

Exhibit
Number	Description

5.1	Opinion of Brown Rudnick LLP

23.1	Consent of Brown Rudnick LLP (included in Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP

24.1	Power of Attorney (included on signature page)